Exhibit 14.(a).6

CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of Alon Holdings Blue Square Israel Ltd. (the "Company") of the summary of our actuarial calculations of the Company's various employee benefits as described under the caption “Summary of Significant Accounting Policies” (note 2u) in the consolidated financial statements of the Company for the year ended December 31, 2012 which appear in this Form 20-F.

Tel Aviv, Israel	/s/ Ernst & Young (Israel)
April 25, 2013	Ernst & Young (Israel)